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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference of our report dated February 20, 2004, on the 2003 consolidated financial statements included in this Registration Statement on Form S-8 for the DCB Financial Corp Long-Term Stock Incentive Plan. Our report is also incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference of our firm under the caption "Experts" in the Prospectus which is part of the Registration Statement.

/s/ GRANT THORNTON LLP

Cincinnati, Ohio
June 16, 2004